UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                  September 24, 2012
_________________

CD INTERNATIONAL ENTERPRISE, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 954-363-7333

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure.
Item 8.01       Other Events.

On September 24, 2012 the United States Bankruptcy Court in the Southern District of Florida entered an order approving a June 10, 2012 settlement agreement, as amended on August 23, 2012 (collectively, the “Settlement Agreement”) among CD International Enterprises, Inc. and its subsidiaries, CDI China, Inc., China Direct Investments, Inc., and International Magnesium Group, Inc. (collectively, the “CD Affiliates”) and Sonya Salkin, the Trustee on behalf of CDII Trading, Inc. (“CDII Trading”) in the case: In re CDII Trading, Inc., Case No. 12-15810 JKO (the “Bankruptcy Case”).  Under the terms of the Settlement Agreement, the CD Affiliates, jointly and severally, agreed to purchase all of the assets of CDII Trading which includes all contractual rights to purchase iron ore and any surplus property in the estate after a final determination and payment of creditor claims.  The CD Affiliates also retained all their rights to object and contest the claims filed in the Bankruptcy Case, including the claims of Sunskar, Ltd. and Trafigura Beheer, N.V.. In addition, the CD Affiliates will be released of all claims of the Trustee regarding the Bankruptcy Case.  In exchange for these rights, the CD Affiliates agreed to pay the estate in Bankruptcy Case $1,200,000, of which, $300,000 has been paid, $350,000 is payable on October 22, 2012 and $550,000 is payable in twelve consecutive monthly installments of $45,833.33 beginning on October 31, 2012. Should the CD affiliates be successful in any efforts to object and contest any of the claims, currently totaling $1.34 million, any monies remaining in the estate after payment of claims and administrative costs shall be returned to the CD Affiliates., however, there can be no assurance that the CD Affiliates will be successful in these efforts. In the event the CD Affiliates fail to make any payment due or default under any term or condition under the Settlement Agreement, subject to a cure period, the Trustee shall be entitled to a judgment of $3,243,000 against the CD Affiliates, jointly and severally.

In addition, the September 24, 2012 order approving the Settlement Agreement approved the Trustee’s motion for a temporary bar order that prohibits Sunskar, Ltd., its affiliate Skaarup Shipping Corporation and Trafigura Beheer, N.V. from taking any legal action against the CD Affiliates for claims which the Trustee has the exclusive power to pursue or settle in the Bankruptcy Case related to creditor claims against CDII Trading.  Upon entry of the temporary bar order, this prohibition shall remain in effect until such time as the Bankruptcy Court has adjudicated an allowable creditor claim after objection, further order of the Court or a default by the CD Affiliates under the Settlement Agreement.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CD INTERNATIONAL ENTERPRISES, INC.

Date: September 27, 2012	By:	/s/ Lazarus Rothstein
Lazarus Rothstein
Executive Vice President and General Counsel